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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

             CURRENT REPORT FILED PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                 DATE OF REPORT
                       (DATE OF EARLIEST EVENT REPORTED):
                                January 11, 2002


                                 ANTIGENICS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                       000-29089               06-1562417
(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)


                          630 FIFTH AVENUE, SUITE 2100
                            NEW YORK, NEW YORK 10111
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

                                 (212) 332-4774
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)
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ITEM 5. OTHER EVENTS.

        On December 5, 2001, the Securities and Exchange Commission declared effective the Registration Statement on Form S-3 (File No. 333-74002) (the "Registration Statement") of Antigenics Inc., which permits Antigenics to issue up to an aggregate of $100,000,000 of common stock, preferred stock, depository shares and debt securities.

        On January 11, 2002, Antigenics entered into an Underwriting Agreement with UBS Warburg LLC and Robertson Stephens, Inc. relating to the sale of 4,000,000 (4,600,000 if the over-allotment is exercised in full) shares of Antigenics common stock to the underwriters for $14.10 per share. The initial public offering price for the shares will be $15.00 per share. The offering of the shares will be made by means of a prospectus, a copy of which may be obtained from UBS Warburg LLC. This prospectus, which consists of a prospectus supplement, dated January 11, 2002, and a base prospectus, dated January 11, 2002, has been filed with the SEC.

        In order to furnish certain exhibits for incorporation by reference into the Registration Statement, Antigenics is filing the Underwriting Agreement and an opinion Antigenics received from its counsel regarding the validity of the shares to be sold pursuant to the Underwriting Agreement.

        In addition, Antigenics is providing in Exhibit 99.1 updated Risk Factors about the company and its securities. This cautionary information should be considered by investors contemplating trading in Antigenics common stock and/or evaluating forward-looking information about Antigenics.

ITEM 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

        (c)     Exhibits.

                1.2 Underwriting Agreement dated January 11, 2002 among Antigenics Inc., UBS Warburg LLC and Robertson Stephens, Inc.

                5.2     Opinion of Palmer & Dodge LLP

                23.5    Consent of Palmer & Dodge LLP (included in Exhibit 5.2)

                99.1    Risk Factors, updated January 11, 2002
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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    ANTIGENICS INC.



Date: January 11, 2002              By: /s/ Garo H. Armen
                                       -----------------------------------------
                                         Garo H. Armen, Ph.D.
                                         Chairman and Chief Executive Officer